Exhibit 32.2

Section 1350 certification of Chief Financial Officer

In connection with the quarterly report of Puradyn Filter Technologies Incorporated (the "Company") on Form 10-Q for the nine-month period ended September 30, 2012 as filed with the Securities and Exchange Commission (the "Report"), I, Alan J. Sandler, Secretary to the Board, Vice President and principal financial officer, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  November 19, 2012

By:	/s/ Alan J. Sandler
Alan J. Sandler
Secretary to the Board, Vice President
and principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.